DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

Exhibit 10.5

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1.
Basic Provisions ("Basic Provisions").

1.1 Parties. This Lease ("Lease"), dated for reference purposes only July 27, 2023, is made by and between Townsgate Business Park 2, LLC, a Delaware limited liability company and Majestic Luna 2, LLC, a Delaware limited liability company, as tenants-in-common ("Lessor") and Inogen, Inc., a Delaware corporation ("Lessee"), (collectively the "Parties", or individually a "Party").

1.2(a) Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, unit/suite, city, state, zip): 859 Ward Dr, Goleta, CA 93111 ("Premises"). The Premises are located in the County of Santa Barbara, and are generally described as (describe brieﬂy the nature of the Premises and the "Project"): the entire second floor and the northeast first floor lobby of approximately 17,928 rentable square feet. In addition to Lessee's rights to use and occupy the Premises as hereinafter speciﬁed, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises ("Building") and to the Common Areas (as deﬁned in Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project." (See also Paragraph 2)

1.2(b) Parking: Five (5) reserved parking spaces and forty-eight (48) unreserved vehicle parking spaces on-site, as designated by Lessor. (See also Paragraph 2.6)

1.3 Term: Four (4) years and _-0- months ("Original Term") commencing See Paragraph 50 of Addendum ("Commencement Date") and ending January 31, 2028 ("Expiration Date"). (See also Paragraph 3)

1.4 Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing September 1, 2023 ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $26,892 per month ("Base Rent"), payable on the 1st day of each month commencing February 1, 2024 . (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 4 and 51.

1.6 Lessee's Share of Common Area Operating Expenses: 52.46% of the Building and 14.08% of the Project ("Lessee’s Share”). In the event that the size of the Premises and/or the Project are modiﬁed during the term of this Lease, Lessor shall recalculate Lessee's Share to reﬂect such modiﬁcation.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $26,892.00 for the period February 1-29, 2024 .

(b) Common Area Operating Expenses: The current estimate for the period February 1-29, 2024 is $10,577.52.

(c) Intentionally omitted

(d) Other: __ for __ .

(e) Total Due Upon Execution of this Lease: $37,469.52.

1.8 Agreed Use: General office space, research and development, and any other legally permitted uses compatible with comparable buildings subject to Landlord’s approval, which will not be unreasonably withheld, conditioned, or delayed . (See also Paragraph 6)

1.9 Insuring Party. Lessor is the "Insuring Party". (See also Paragraph 8)

1.10 Real Estate Brokers. (See also Paragraphs 15 and 25)

(a) Representation: Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, conﬁrms and consents to the following agency relationships in this Lease with the following real estate brokers ("Broker(s)") and/or their agents ("Agent(s)"):

Lessor's Brokerage Firm Hayes Commercial Group, Inc. License No. 02017017 Is the broker of (check one): ☑ the Lessor; or ☐ both the Lessee and Lessor (dual agent).

Lessor's Agent Francois DeJohn License No. 01144570 is (check one): ☑ the Lessor's Agent (salesperson or broker associate); or ☐ both the Lessee's Agent and the Lessor's Agent (dual agent).

Lessee's Brokerage Firm CBRE | Hayes Commercial Group, Inc. License No. 00409987 | 02017017 Is the broker of (check one): ☑ the Lessee; or ☐ both the Lessee and Lessor (dual agent).

Lessee's Agent Dennis Hearst | Francois DeJohn License No. 00800238 | 01144570 is (check one): ☑ the Lessee's Agent (salesperson or broker associate); or ☐ both the Lessee's Agent and the Lessor's Agent (dual agent).

(b) Payment to Brokers. Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement for the brokerage services rendered by the Brokers.

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by ("Guarantor"). (See also Paragraph 37)

1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 50 through 70;

☑ a site plan depicting the Premises; Exhibit A

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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☑ a site plan depicting the Project; Exhibit B

☑ a current set of the Rules and Regulations for the Project; Exhibit C

☐ a current set of the Rules and Regulations adopted by the owners' association;

☐ a Work Letter;

☑ other (specify): Lessor Work (Exhibit D).

2.
Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be diﬀerent. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building ("Unit") to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever ﬁrst occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in eﬀect within thirty days following the Start Date, warrants that the existing electrical, plumbing, ﬁre sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi deﬁned as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with speciﬁcity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 12 months as to the HVAC systems, and (ii) 12 months as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the ﬁre sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7). Lessor also warrants, that unless otherwise speciﬁed in writing, Lessor is unaware of (i) any recorded Notices of Default aﬀecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding aﬀecting the Premises.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances ("Applicable Requirements") that were in eﬀect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modiﬁcations which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's use (see Paragraph 49), or to any Alterations or Utility Installations (as deﬁned in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with speciﬁcity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modiﬁcation of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the speciﬁc and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notiﬁes Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the diﬀerence between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the speciﬁc and unique use of the Premises by Lessee (such as, governmentally mandated seismic modiﬁcations), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notiﬁes Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to ﬁnance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not suﬃcient to fully reimburse Lessee on an oﬀset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modiﬁcation to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

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2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises; (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and ﬁre sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use; (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor; (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein; and (f) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises and (ii) it is Lessor's sole responsibility to investigate the ﬁnancial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or eﬀect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Parking Spaces speciﬁed in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(d) Lessee shall be responsible for monitoring its own reserved parking spaces.

2.7 Common Areas - Deﬁnition. The term "Common Areas" is deﬁned as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roofs, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee's Rights. Lessor grants to Lessee, for the beneﬁt of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best eﬀorts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traﬃc, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.
Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as speciﬁed in Paragraph 1.3.

3.2 Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent and Operating Expenses shall be abated for the period of such Early Possession. All other terms of this Lease shall be in eﬀect during such period. Any such Early Possession shall not aﬀect the Expiration Date.

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3.3 Delay In Possession. Lessor agrees to use commercially reasonable eﬀorts to deliver exclusive possession of the Premises to Lessee by the Commencement Date. If, despite said eﬀorts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure aﬀect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisﬁed.

4.
Rent.

4.1 Rent Deﬁned. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent ("Rent").

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as speciﬁed in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter deﬁned, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) "Common Area Operating Expenses" are deﬁned, for purposes of this Lease, as all costs relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any ﬁre sprinkler systems.

(dd) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) The cost of trash disposal, pest control services, property management, security services, owners' association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv) Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

(v) Real Property Taxes (as deﬁned in Paragraph 10).

(vi) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8. (vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) Auditors', accountants' and attorneys' fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 1/144th of the cost of such capital improvement in any given month. Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

(x) The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are speciﬁcally attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not speciﬁcally attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee's Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor's estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses for the preceding year. If Lessee's payments during such year exceed Lessee's Share, Lessor shall credit the amount of such over-payment against Lessee's future payments. If Lessee's payments during such year were less than Lessee's Share, Lessee shall pay to Lessor the amount of the deﬁciency within 10 days after delivery by Lessor to Lessee of the statement.

(e) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

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4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without oﬀset or deduction (except as speciﬁcally permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any statement or invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge to compensate Lessor for additional time and expenses incurred in handling the dishonored payment and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied ﬁrst to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.
Security Deposit. Intentionally Omitted.
6.
Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, ﬁsh, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modiﬁcation of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not signiﬁcantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notiﬁcation of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, byproducts or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be ﬁled with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary oﬃce supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modiﬁcations (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemniﬁcation. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the eﬀects of any contamination or injury to person, property or the environment created or suﬀered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless speciﬁcally so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemniﬁcation. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suﬀered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as deﬁned in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

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(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and eﬀect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and eﬀect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and eﬀect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date speciﬁed in Lessor's notice of termination.

6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable ﬁre insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in eﬀect or become eﬀective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements speciﬁed by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as deﬁned in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1(e)) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely diﬃcult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

7.
Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee's Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, ﬁxtures, interior walls, interior surfaces of exterior walls, ceilings, ﬂoors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, speciﬁcally including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clariﬁers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee's indemniﬁcation of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, ﬁre sprinkler system, Common Area ﬁre alarm and/or smoke detection systems, ﬁre hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Deﬁnitions. The term "Utility Installations" refers to all ﬂoor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and ﬁre protection systems, communication cabling, lighting ﬁxtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modiﬁcation of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are deﬁned as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not aﬀect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modiﬁcations and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and speciﬁcations prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and suﬃcient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and speciﬁcations. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any speciﬁed part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing and the provisions of Paragraph 7.1(a), if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) to the level speciﬁed in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.
Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of ﬂood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inﬂation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reﬂect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d) Lessee's Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) Worker's Compensation Insurance. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certiﬁcate of insurance or copy of the policy required by paragraph 8.5.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance speciﬁed herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certiﬁed copies of policies of such insurance or certiﬁcates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modiﬁcation except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without aﬀecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The eﬀect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee's employees, contractors or invitees . If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have ﬁrst paid any such claim in order to be defended or indemniﬁed.

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8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from ﬁre, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, ﬁre sprinklers, wires, appliances, plumbing, HVAC or lighting ﬁxtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places; (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project; or (iii) injury to Lessee's business or for any loss of income or proﬁt therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to ﬁle a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely diﬃcult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certiﬁcates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance speciﬁed in this Lease.

9.
Damage or Destruction.

9.1 Deﬁnitions.

(a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) "Premises Total Destruction" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and eﬀect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not suﬃcient to eﬀect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and eﬀect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and eﬀect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to ﬂood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense (subject to reimbursement pursuant to Paragraph 4.2), in which event this Lease shall continue in full force and eﬀect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be eﬀective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and eﬀect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date speciﬁed in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

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9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease eﬀective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and eﬀect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date speciﬁed in the termination notice and Lessee's option shall be extinguished.

9.6 Abatement of Rent; Lessee's Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date speciﬁed in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and eﬀect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever ﬁrst occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

10.
Real Property Taxes.

10.1 Deﬁnition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes speciﬁed in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.
Utilities and Services.

11.1 Commencing on the Early Possession Date, Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

11.2 Within ﬁfteen days of Lessor's written request, Lessee agrees to deliver to Lessor such information, documents and/or authorization as Lessor needs in order for Lessor to comply with new or existing Applicable Requirements relating to commercial building energy usage, ratings, and/or the reporting thereof.

12.
Assignment and Subletting.

12.1 Lessor's Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed.

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(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, ﬁnancing, transfer, leveraged buyout or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(d), or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a non-curable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in eﬀect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in eﬀect, and (ii) all ﬁxed and non-ﬁxed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i.e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor's consent, no assignment or subletting shall : (i) be eﬀective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without ﬁrst exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the ﬁnancial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modiﬁcation of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has speciﬁcally consented to in writing.

(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is speciﬁcally consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, speciﬁed in such notice. The sublessee shall have a right of reimbursement and oﬀset from and against Lessee for any such Defaults cured by the sublessee.

13.
Default; Breach; Remedies.

13.1 Default; Breach. A "Default" is deﬁned as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is deﬁned as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; the vacating of the Premises prior to the expiration or termination of this Lease without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism; or failure to deliver to Lessor exclusive possession of the entire Premises in accordance herewith prior to the expiration or termination of this Lease.

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(b) The failure of Lessee to (i) make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, (ii) to provide reasonable evidence of insurance or surety bond, or (iii) to fulﬁll any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certiﬁcate or ﬁnancial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the beneﬁt of creditors; (ii) becoming a "debtor" as deﬁned in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition ﬁled against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or eﬀect, and not aﬀect the validity of the remaining provisions.

(g) The discovery that any ﬁnancial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy ﬁling, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined ﬁnancial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its aﬃrmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. Lessor and Lessee agree that the damages to be incurred by the Lessor in the event of Lessee's default of the Lease would be diﬃcult or impossible to calculate and the parties therefore intend to provide by the foregoing for liquidated damages and not a penalty and agree that the sum provided is a reasonable pre-estimate of the probable loss. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Eﬀorts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, eﬀorts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

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13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or eﬀect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless speciﬁcally so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely diﬃcult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and oﬀset from Rent the actual and reasonable cost to perform such cure, provided however, that such oﬀset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to reimbursement from Lessor for any such expense in excess of such oﬀset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.
Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever ﬁrst occurs. If more than 10% of the ﬂoor area of the Unit, or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and eﬀect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15.
Brokerage Fees.

15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone aﬃliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in eﬀect at the time the Lease was executed. The provisions of this paragraph are intended to supersede the provisions of any earlier agreement to the contrary.

15.2 Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneﬁciaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and oﬀset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneﬁciary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, ﬁrm, broker, agent or ﬁnder (other than the Brokers and Agents, if any) in connection with this Lease, and that no one other than said named Brokers and Agents is entitled to any commission or ﬁnder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, ﬁnder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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16.
Estoppel Certiﬁcates.

(a) Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certiﬁcate" form published by AIR CRE, plus such additional information, conﬁrmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certiﬁcate within such 10 day period, the Requesting Party may execute an Estoppel Certiﬁcate stating that: (i) the Lease is in full force and eﬀect without modiﬁcation except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certiﬁcate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certiﬁcate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certiﬁcate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely diﬃcult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certiﬁcate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to provide the Estoppel Certiﬁcate. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to provide the Estoppel Certiﬁcate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c) If Lessor desires to ﬁnance, reﬁnance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such ﬁnancial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's ﬁnancial statements for the past 3 years. All such ﬁnancial statements shall be received by Lessor and such lender or purchaser in conﬁdence and shall be used only for the purposes herein set forth.

17.
Deﬁnition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove deﬁned.
18.
Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way aﬀect the validity of any other provision hereof.
19.
Days. Unless otherwise speciﬁcally indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.
20.
Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, oﬃcers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, oﬃcers or shareholders, or any of their personal assets for such satisfaction.
21.
Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22.
No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be eﬀective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and ﬁnancial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.
23.
Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certiﬁed or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email, and shall be deemed suﬃciently given if served in a manner speciﬁed in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a diﬀerent address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certiﬁed mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

23.3 Options. Notwithstanding the foregoing, in order to exercise any Options (see paragraph 39), the Notice must be sent by Certiﬁed Mail (return receipt requested), Express Mail (signature required), courier (signature required) or some other methodology that provides a receipt establishing the date the notice was received by the Lessor.

24.
Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or eﬀect whatsoever unless speciﬁcally agreed to in writing by Lessor at or before the time of deposit of such payment.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.
Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor's Agent. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following aﬃrmative obligations: To the Lessor: A ﬁduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially aﬀecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any conﬁdential information obtained from the other Party which does not involve the aﬃrmative duties set forth above.

(ii) Lessee's Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following aﬃrmative obligations. To the Lessee: A ﬁduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially aﬀecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any conﬁdential information obtained from the other Party which does not involve the aﬃrmative duties set forth above.

(iii) Agent Re p re s e n tin g Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following aﬃrmative obligations to both the Lessor and the Lessee: (a) A ﬁduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not, without the express permission of the respective Party, disclose to the other Party conﬁdential information, including, but not limited to, facts relating to either Lessee's or Lessor's ﬁnancial position, motivations, bargaining position, or other personal information that may impact rent, including Lessor's willingness to accept a rent less than the listing rent or Lessee's willingness to pay rent greater than the rent oﬀered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualiﬁed to advise about real estate. If legal or tax advice is desired, consult a competent professional. Both Lessor and Lessee should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys' fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as "Conﬁdential" any communication or information given Brokers that is considered by such Party to be conﬁdential.

26.
No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. At or prior to the expiration or termination of this Lease Lessee shall deliver exclusive possession of the Premises to Lessor. For purposes of this provision and Paragraph 13.1(a), exclusive possession shall mean that Lessee shall have vacated the Premises, removed all of its personal property therefrom and that the Premises have been returned in the condition speciﬁed in this Lease. In the event that Lessee does not deliver exclusive possession to Lessor as speciﬁed above, then Lessor's damages during any holdover period shall be computed at the amount of the Rent (as deﬁned in Paragraph 4.1) due during the last full month before the expiration or termination of this Lease (disregarding any temporary abatement of Rent that may have been in eﬀect), but with Base Rent being 150% of the Base Rent payable during such last full month. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27.
Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28.
Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29.
Binding Eﬀect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located. Signatures to this Lease accomplished by means of electronic signature or similar technology shall be legal and binding.
30.
Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modiﬁcations, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, for the remainder of the term hereof and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any oﬀsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable eﬀorts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be eﬀective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, ﬁnancing or reﬁnancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.
Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter deﬁned) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32.
Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse eﬀect on Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.
33.
Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34.
Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements.
35.
Termination; Merger. Unless speciﬁcally stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.
36.
Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise speciﬁcally stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37.
Guarantor. Intentionally Omitted.
38.
Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39.
Options. If Lessee is granted any Option, as deﬁned below, then the following provisions shall apply.

39.1 Deﬁnition. "Option" shall mean: (a) the right to extend the term of or renew this Lease or; (b) the right of ﬁrst refusal or ﬁrst oﬀer to lease either the Premises or within the Project as defined in Section 60 of the Addendum.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Eﬀect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or eﬀect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40.
Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
41.
Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary; (ii) to cause the recordation of parcel maps and restrictions; and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to eﬀectuate such rights.
42.
Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.
43.
Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.
Conﬂict. Any conﬂict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
45.
Oﬀer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an oﬀer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
46.
Amendments. This Lease may be modiﬁed only in writing, signed by the Parties in interest at the time of the modiﬁcation. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modiﬁcations to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal ﬁnancing or reﬁnancing of the Premises.
47.
Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.
48.
Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.
49.
Accessibility; Americans with Disabilities Act.

(a) The Premises:

☑ have not undergone an inspection by a Certiﬁed Access Specialist (CASp). Note: A Certiﬁed Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certiﬁed Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report conﬁdential.

☐ have undergone an inspection by a Certiﬁed Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report conﬁdential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certiﬁcate to Lessee within 7 days of the execution of this Lease.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
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(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's speciﬁc use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modiﬁcations or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modiﬁcations and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.
SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2.
RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates speciﬁed above their respective signatures.

Executed at:		Executed at:
On:	8/2/2023	On:	8/2/2023
By LESSOR:		By LESSEE:
Townsgate Business Park 2, LLC, a Delaware limited liability company		Inogen, Inc., a Delaware corporation
and Majestic Luna 2, LLC, a Delaware limited liability company, as tenants-in-common

By:	/s/ David Fradin	By:	/s/ Nabil Shabshab
Name Printed:	David Fradin	Name Printed:	Nabil Shabshab
Title:	Manager, Townsgate Business Park 2, LLC	Title:	President and CEO
Phone:		Phone:
Fax:		Fax:
Email:		Email:

By:	/s/ David Fradin	By:
Name Printed:	David Fradin	Name Printed:
Title:	Manager, Majestic Luna 2, LLC	Title:
Phone:		Phone:
Fax:		Fax:
Email:		Email:

Address:		Address:
Federal ID No.:		Federal ID No.:

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
MTN-26.30, Revised 10-22-2020	Page 18 of 19

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

BROKER Hayes Commercial Group, Inc.		BROKER CBRE | Hayes Commercial Group, Inc.

Attn:	Francois DeJohn	Attn:	Dennis Hearst | Francois DeJohn
Title:	Partner	Title:	Senior Vice President | Partner

Address:	222 E Carrillo St, Ste 101 Santa Barbara, CA 93101	Address:	4301 La Jolla Village Dr, Ste 3000 San Diego, CA 92122 | 222 E
Carrillo St, Ste 101 Santa Barbara, CA 93101
Phone:	805-563-2111	Phone:	858-546-4600 | 805-895-1694
Fax:		Fax:	858-546-3985
Email:	fran@hayescommercial.com	Email:	dennis.hearst@cbre.com | fran@hayescommercial.com
Federal ID No.:	90-1141127	Federal ID No.:	| 90-1141127
Broker DRE License #:	02017017	Broker DRE License #:	00409987 | 02017017
Agent DRE License #:	01144570	Agent DRE License #:	00800238 | 01144570

AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

© 2019 AIR CRE. All Rights Reserved.	Last Edited: 7/28/2023 3:49 PM
MTN-26.30, Revised 10-22-2020	Page 19 of 19

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ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET

This Addendum ("Addendum") is attached to and forms a part of that certain Standard Industrial/Commercial Multi-Tenant Lease-Net dated, for reference purposes only, July 27, 2023 ("Original Lease") by and between TOWNSGATE BUSINESS PARK 2, LLC, a Delaware limited liability company, and MAJESTIC LUNA 2, LLC, a Delaware limited liability company, as tenants-in-common (collectively, "Lessor") and INOGEN, INC., a Delaware corporation ("Lessee"). The Original Lease is hereby supplemented and amended by the provisions of this Addendum. To the extent that there is any conflict or inconsistency between the Original Lease and this Addendum, this Addendum shall control. The Original Lease, together with the provisions of this Addendum and any and all exhibits, addenda and attachments, are collectively referred to as the "Lease". Capitalized terms not defined herein shall have the meanings set forth in the Original Lease.

50.
Term. Subject to the terms of this Paragraph, the “Commencement Date” shall be later of (i) the date Lessor tenders delivery of the Premises to Lessee with the Lessor Work (as defined in Exhibit D) substantially complete (as reasonably determined by Lessor, provided that Lessor and Lessee shall have completed a walk-through of the Premises and any punch list items identified by Lessor or Lessee (which shall be completed by Lessor within sixty (60) days of the Commencement Date) are not of a nature that would materially interfere with Lessee’s ability to conduct business within the Premises), or such earlier date that substantial completion of Lessor Work would have occurred but for a Lessee Delay as defined herein, or (ii) February 1, 2024. Lessor shall use commercially reasonable efforts to substantially complete the Lessor Work on or before September 1, 2023 (the "Target Date") (which Target Date shall be automatically extended one (1) day for each day of delay as a result of a Force Majeure Event or Lessee Delay, as such terms are defined herein). As used herein, "Lessee Delay" or "Tenant Delay" means the length of any delay in completion of the Lessor Work (or such other work to be performed by Lessor under the Lease, as the context may require) resulting from: (a) Lessee's failure to timely approve or disapprove any matter relating to the applicable work that requires Lessee approval under the Lease; (b) Lessee's failure to timely pay any amounts for which Lessee is responsible pursuant to the Lease; (c) any Lessee-initiated change orders to any work being performed by Lessor; (d) any other acts or omissions of Lessee or any of Lessee's agents, representatives or employees; or (e) Lessee's, and/or Lessee's contractors, agents, and employees' interference with the construction of the applicable work or Lessor's performance of any of its obligations under the Lease. A Lessee Delay shall not be deemed to have occurred unless and until Lessor delivers written notice to Lessee of such delay and Lessee fails to cure same within two (2) business days after receipt of such notice. Notwithstanding the foregoing, if Lessor cannot, for any reason, deliver the Premises to Lessee by the Target Date, then the Lease shall not be deemed void or voidable nor shall Lessor be deemed to be in default hereunder, nor shall Lessor be liable for any loss or damage directly or indirectly arising out of such delay.
51.
Base Rent. Notwithstanding anything to the contrary set forth in the Original Lease, Lessee agrees to pay Lessor in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month commencing on the Commencement Date, in accordance with the schedule and in the amounts set forth below.

Period of Original Term Commencing on the Commencement Date	Monthly Base Rent
Months 1 - 12	$26,892.00 per month
Months 13 – 24	$27,698.76 per month
Months 25 – 36	$28,529.72 per month
Months 37 – 48	$29,385.61 per month

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Payments of Base Rent for any fractional calendar month shall be prorated. Notwithstanding any provisions of the Lease to the contrary, the Base Rent during the Original Term shall not be subject to increase, except as expressly set forth in this Paragraph 51 or as otherwise agreed by the parties in writing.

52.
Condition.

(a) As-Is. Subject to Section 2.2 of the Original Lease, Lessee shall accept the Premises shall in its "as is" condition and Lessor shall have no obligation to perform or pay for any repair or other work therein, except that Landlord shall cause the Lessor Work (defined below) to be performed pursuant to the terms of Section 52(b) below. Lessee hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Lessee's purposes. Lessee acknowledges that except as otherwise set forth in the Lease, neither Lessor nor any agent nor any employee of Lessor has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Lessee's business and Lessee expressly warrants and represents that Lessee has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into the Lease and let the Premises in the above-described condition.

(b) Lessor Work. Lessor shall, on a one-time basis only, using Project-standard materials, specifications, guidelines and procedures (except to the extent otherwise designated by Lessor) and at its sole cost and expense, perform the work described in Exhibit "D" attached hereto (collectively, the "Lessor Work"). Lessor shall cause the Lessor Work to be completed in a good and workmanlike manner, in compliance with all Applicable Requirements. Lessee shall not (and Lessee shall ensure that its agents do not) interfere with the performance of the Lessor Work and shall cooperate with Lessor in connection with the performance of the Lessor Work, including, without limitation, by moving any equipment and other property which Lessor or its contractor may request be moved. Lessor shall be permitted to perform the Lessor Work during normal business hours (or any hours), without any obligation to pay overtime or other premiums. Lessee hereby agrees that the performance of the Lessor Work shall in no way constitute a constructive eviction of Lessee or entitle Lessee to any abatement of rent payable pursuant to the Lease. Lessor shall have no responsibility for, or for any reason be liable to Lessee, for any direct or indirect injury to or interference with Lessee's business arising from the performance of the Lessor Work, nor shall Lessee be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or of Lessee's personal property or improvements resulting from the performance of the Lessor Work or Lessor's or Lessor's contractor's or agent's actions in connection with the performance of the Lessor Work, or for any inconvenience or annoyance occasioned by the performance of the Lessor Work or Lessor's or Lessor's contractor's or agent's actions in connection with the performance of the Lessor Work. Lessee shall be responsible for any increase in the cost of performing the Lessor Work resulting from any act or omission of Lessee or its agents, employees, contractors, licensees and invitees (and Lessee shall pay any such increased costs to Lessor upon demand). In addition, should Lessee request any change in the scope of the Lessor Work, then Lessor shall provide Lessee with a written notice indicating (i) the estimated cost of such change, and (ii) the estimated delay, if any, which will result from such change. Lessee will have three (3) business days following receipt of such notice to elect to proceed with such change by delivering written notice thereof to Lessor, and Lessee’s failure to timely elect to proceed with such change shall be deemed Lessee’s election to not proceed with such change. If Lessee timely elects to proceed with such change, Lessee shall be responsible for all costs and expenses incurred by Lessor in connection therewith (payable upon demand); provided, however, Lessor shall have no obligation to change the scope of the Lessor Work (and any election to do so shall be in Lessor's sole and absolute discretion).

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(c) CASp. Lessor hereby discloses to Lessee, in accordance with California Civil Code Section 1938, and Lessee hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Lessor hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, and notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee hereby agree as follows: (i) any CASp inspection requested by Lessee shall be conducted, at Lessee’s sole cost and expense, by a CASp approved in advance by Lessor, subject to Lessor's rules and requirements; (ii) Lessor shall have no obligation to perform any work or repairs identified in any such CASp inspection; and (iii) to the extent that any work, repairs, replacements, or improvements are recommended or required by the CASp (or otherwise required as a result of any such CASp inspection or anything done by Lessee in its use or occupancy of the Premises), then, at Lessor's election, Lessee shall be required to perform the same at Lessee’s sole cost and expense (subject to the terms and conditions of Paragraph 7.3 of the Lease and Lessor's right to approve of detailed plans and specifications in advance); provided, however, Lessor shall have the option to perform any or all of the foregoing at Lessee’s sole cost and expense (with Lessee to reimburse Lessor upon demand for the costs and expenses incurred by Lessor in performing the same).

53.
Compliance with Laws; Permits. At Lessee's sole cost and expense, Lessee shall comply with and conform to all Applicable Requirements related to Lessee’s use of the Premises, including applicable federal laws and, to the extent arising solely from Lessee's specific use of the Premises or arising solely from any Alterations or other work or improvements performed by Lessee, the Americans With Disabilities Act (the "ADA") regardless of (a) the relationship of the cost of compliance to the rent reserved in the Lease; (b) the length of the Term; (c) the degree to which compliance would benefit Lessee or Lessor; (d) whether compliance relates or pertains to structural or non-structural matters; (e) the degree to which Lessee's use and enjoyment of the Premises will be interfered with while work to comply is taking place; and (f) whether the parties contemplated application of the particular Applicable Requirement in question.
54.
Option to Extend Term.

(a) Option Right. Lessor hereby grants the Lessee originally named herein or any Permitted Transferee or successor-in-interest to the Lessee (collectively, the "Original Lessee") one (1) option to extend the Term for the entire Premises for a period of four (4) years ("Option Term"), which option shall be exercisable only by written notice delivered by Lessee to Lessor as provided below, provided that, as of the date of delivery of such a notice, a Breach does not then exist under the Lease. Upon the proper exercise of such an option to extend, and provided that, as of the end of the then-current Term, no Breach exists, the Term, as it applies to the entire Premises, shall be extended for the applicable Option Term. The rights contained in this Paragraph shall be personal to the Original Lessee and may only be exercised by the Original Lessee (and not any assignee, sublessee or other transferee of the Original Lessee's interest in the Lease, expressly excluding any Permitted Transferees of Lessee) if the Original Lessee occupies the entire then existing Premises. Paragraphs 39.2 and 39.4 of the Original Lease are hereby deleted in their entirety.

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(b) Option Rent. The Base Rent payable by Lessee during each Option Term (the "Option Rent") shall be equal to the "Fair Market Rental Rate," as that term is defined in this Paragraph below, for the Premises as of the commencement of such Option Term; provided, however, that the initial base rent component of Fair Market Rental Rate, on a monthly basis, shall not be lower than the then existing Base Rent in effect for the month immediately prior to the commencement of such Option Term. The "Fair Market Rental Rate" shall be equal to the annual rent, including all escalations, at which, as of the commencement of the applicable Option Term, tenants in transactions consummated within the six (6) month period immediately preceding Lessor's delivery of the "Option Rent Notice" (as that term is defined below) (the "Comparison Period") are leasing non-sublease, non-expansion, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a comparable term, which comparable space is located in the Building or in other comparable buildings in the Goleta area in the immediate vicinity of the Building, taking into consideration the following concessions (collectively, the "Concessions"): (1) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (2) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Lessee based upon the fact the precise tenant improvements existing in the Premises are specifically suitable to Lessee; and (3) other reasonable monetary concessions being granted such tenants in connection with such comparable space.

(c) Exercise of Option. The options contained in this Paragraph shall be exercised by Lessee, if at all, only in the following manner: (A) Lessee shall deliver written notice (the "Exercise Notice") to Lessor not more than twelve (12) months and not less than nine (9) months prior to the expiration of the then-current Term, stating that Lessee is interested in exercising the applicable option; (B) Lessor, after receipt of Lessee's notice, shall deliver notice (the "Option Rent Notice") setting forth the Option Rent; and (C) within ten (10) days after Lessee's receipt of the Option Rent Notice, Lessee shall provide Lessor with written notice ("Lessee's Response Notice") stating that Lessee either accepts Lessor's determination of the Option Rent or Lessee objects to such determination, in which case the parties shall proceed as set forth below, or that Lessee has determined not to exercise the applicable option. Lessee's failure to deliver the Exercise Notice or Lessee's Response Notice on or before the dates specified above, or Lessee’s written determination not to exercise the applicable option shall be deemed to constitute Lessee's election not to exercise the applicable option and the applicable option (and any remaining options) shall immediately become null and void. However, if Lessee timely and properly exercises the applicable option and does not revoke such exercise through Lessee’s Response Notice, the Term shall be extended for the applicable Option Term upon all of the terms and conditions set forth in the Lease, except that the monthly Base Rent for the applicable Option Term shall be determined as set forth herein. In the event that Lessee objects to Lessor's determination of the Option Rent, then Lessor and Lessee shall use their best good faith efforts to agree upon the Option Rent within fifteen (15) days following delivery of Lessee's Response Notice (the "Outside Agreement Date"). If an agreement is not reached by the Outside Agreement Date, then three (3) arbitrators shall be selected pursuant to subparagraph (d) below and the Option Rent shall be determined pursuant to subparagraph (iv) below.

5127152.1	4

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(d) If Lessee timely and appropriately objects to the Option Rent set forth in Lessor's Option Rent Notice, and Lessor and Lessee fail to reach agreement prior to the Outside Agreement Date, then each party shall make a separate determination of the Fair Market Rental Rate for the Premises which shall be submitted to each other and to arbitration in accordance with the following items (1) through (6):

(i) Lessor and Lessee shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker of leasing comparable commercial properties in the Goleta market area, and who has been active in such field over the last seven (7) years. The determination of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements set forth in subparagraph (ii) above (i.e., the arbitrators may only select Lessor's or Lessee's determination of the Fair Market Rental Rate and shall not be entitled to make a compromised determination).

(ii) The initial two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above for the qualification of the initial two arbitrators, provided that such third arbitrator shall be independent and shall not have represented either Lessor or Lessee in any previous fair market rent arbitrations, proceedings or determinations.

(iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rental Rate, and shall notify Lessor and Lessee thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee and the Fair Market Rental Rate determined by the arbitrators shall be the figure used for purposes of determining the Option Rent in accordance with subparagraph (ii) above.

(iv) If either Lessor or Lessee fails to appoint an arbitrator within ten (10) days after the Outside Agreement Date, the single arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor and Lessee.

(v) If the two initial arbitrators selected by Lessor and Lessee fail to agree upon and appoint a third independent arbitrator, or both parties fail to appoint an initial arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this subparagraph (iv).

(vi) The cost of arbitration shall be paid by Lessor and Lessee equally.

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55.
Operating Expense Exclusions; Audit Right.

(a) Notwithstanding any provision of this Lease to the contrary, in no event shall Common Area Operating Expenses include the following: (a) depreciation, principal, interest and/or amortization on ground lease payments, mortgages or any other debt instrument encumbering the Project; (b) legal fees incurred in negotiating and enforcing tenant leases or other contracts affecting the Project; (c) real estate broker commissions; (d) costs of initial improvements or alterations to tenant spaces; (e) costs of providing any service directly to and paid directly by any tenant; (f) costs of any items for which Lessor receives reimbursement from insurance proceeds or from any third party; (g) any overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (i) costs related to advertising, promotional and/or marketing activities; (h) association dues or fees; (i) any and all costs arising from the presence of Hazardous Substances in or about the Project to the extent such Hazardous Substances were brought upon the Project by Lessor or were located in, on, or under the Project prior to the date of mutual execution of the Lease; (j) costs related to the operation of the business of the entity which constitutes Lessor as the same are distinguished from the costs of operating the Project; (k) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Lessor’s general or net income (as opposed to rents, receipts, or income directly attributable to operation of the Project); (l) property management fees in excess of five percent (5%) of the rents received by Lessor from the Project; or (m) any costs arising from the negligence or willful misconduct of Lessor or its employees, agents or contractors. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest (at 8% per annum) over the useful life thereof for federal income tax purposes and included in Common Area Operating Expenses only to the extent of the amortized amount for the respective calendar year.

(b) In the event of any dispute regarding the Common Area Operating Expenses, provided Lessee is not in Breach under the Lease, Lessee shall have the right, after reasonable notice and at reasonable times, to inspect Lessor’s accounting records at Lessor’s office. If, after such inspection , Lessee continues to dispute the amount of Common Area Operating Expenses, Lessee, or an agent designated by Lessee, shall be entitled to audit and/or review Lessor’s records to determine the proper amount of Common Area Operating Expenses. In no event shall such auditor be compensated on a contingency fee basis. If such audit or review reveals that Lessor has overcharged Lessee, then within five (5) days after the results of such audit are made available to Lessor, Lessor shall reimburse Lessee the amount of such overcharge. If the audit reveals that Lessee was undercharged, then within five (5) days after the results of the audit are made available to Lessee, Lessee shall reimburse Lessor the amount of such undercharge. Lessee agrees to pay the cost of such audit, provided that if the audit reveals that Lessor’s determination of Common Area Operating Expenses as set forth in any statement sent to Lessee was in error in Lessor’s favor by more than five percent (5%), Lessor shall pay the cost of such audit. Lessor shall be required to maintain records of all operating expenses and other Rent Adjustments for the entirety of the two (2) year period (“Review Period”) following Lessor’s delivery to Lessee of each statement setting forth Lessee’s Share of Common Area Operating Expenses. The payment by Lessee of any amounts pursuant to Paragraph 4 of this Lease shall not preclude Lessee from questioning the correctness of any statement provided by Lessor at any time during the Review Period, but the failure of Lessee to object thereto prior to the expiration of the Review Period shall be conclusively deemed Lessee’s approval of such statement.

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56.
Assignment and Subletting; Permitted Transfers. If Lessee sublets or assigns the Lease or said Premises, or any part thereof, to any unaffiliated party in accordance with the terms of the Lease, 50% of any excess of rent or charges of any kind constituting rent being paid by said sublessee or assignee, after first deducting Lessee's reasonable costs incurred in connection with the transfer, over the rent and charges paid by Lessee hereunder shall be paid to Lessor. Paragraph 12.1(c) and the second sentence of Paragraph 12.1(d) of this Lease are hereby deleted in their entirety. Notwithstanding any provision of this Lease to the contrary, Lessee may assign this Lease or sublet the Premises or any portion thereof, at any time, without Lessor’s consent and without any obligation to pay Lessor any of the fees or costs provided in Paragraph 12.2(e), to (a) any Affiliate (as defined below) or any entity which owns or is owned by an Affiliate, (b) any entity acquiring substantially all of the assets of Lessee, or (c) another corporation in connection with the merger of Lessee with such corporation (each of the foregoing, a “Permitted Transferee”). As used herein, “Affiliate” shall mean any entity which acquires all or a part of Lessee, or which is acquired in whole or in part by Lessee, or which is controlled directly or indirectly by Lessee, or which entity controls Lessee, directly or indirectly. For purposes of this definition, “control” shall mean the ownership of a majority of the outstanding voting stock of a corporation or other majority equity or control interest if the entity is not a corporation and the possession of power to direct the management and policy of such corporation or such other entity.
57.
Signage. Subject to compliance with all Applicable Requirements and all matters of record and provided Lessee is not in Breach of the Lease, during the Term of the Lease, Lessee shall be entitled to the following: (a) one (1) building-top sign, (b) Project-standard suite signage located at the entrance to the Premises, and (c) one (1) line on any monument sign (if any) which is constructed for the Building during the Term (collectively, "Lessee's Signage"). All of Lessee's Signage (which shall not include Lessee’s signage on the interior of the Premises) shall be subject to Lessor's approval (which shall not be unreasonably withheld, conditioned or delayed) as to, without limitation, size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project's signage program and shall be further subject to all matters of record and all applicable governmental laws, rules, regulations, codes and Lessee's receipt of all permits and other governmental approvals and any applicable covenants, conditions and restrictions (if required). The cost to install and/or maintain Lessee's Signage shall be paid for by Lessee. Upon the expiration or earlier termination of the Lease, Lessee shall, at Lessee's sole cost, cause the removal of Lessee's Signage.
58.
Hazardous Substances. Lessee warrants to Lessor that Lessee is not in any way, except in de minimis amounts of household products commonly used for the Agreed Use, involved with the storage or use of any Hazardous Substance. If Lessee violates any laws with respect to any Hazardous Substances in the Premises, then Lessee shall be solely responsible for all compliance and remediation required by Lessor or at law, at Lessee's sole cost and expense.

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59.
Right of First Offer. Lessor hereby grants to the Original Lessee a right of first offer with respect to any space located at 859-861 Ward Drive, Goleta, CA 93111 (the "First Offer Space") during the Original Lease Term only. Notwithstanding the foregoing, such first offer right of Lessee shall commence only following the expiration or earlier termination of the existing leases (including renewals and extensions, whether pursuant to rights currently existing or hereafter granted) of the First Offer Space, and such right of first offer shall be subordinate to all rights of tenants under leases of the First Offer Space existing as of the date hereof, and all rights of other tenants of the Project, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Project existing as of the date hereof, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space and other tenants of the Project, collectively, the "Superior Right Holders"). In addition, if Lessee, following its receipt of a "First Offer Notice," as that term is defined in Paragraph 59(a) below, fails to exercise its right to lease all or any portion of the First Offer Space, then Lessor shall have a right to enter into an interim lease (an "Interim Lease") with a third party with respect to such space (i.e., the space set forth in the First Offer Notice), and Lessee's right of first offer as set forth in this Paragraph 59 shall be subordinate to all rights of the lessee under the Interim Lease and such lessee shall be deemed a Superior Right Holder. Lessee's right of first offer shall be on the terms and conditions set forth in this Paragraph 59.

(a) Procedure for Offer. Lessor shall notify Lessee (a "First Offer Notice") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Lessor shall offer to lease to Lessee the then available First Offer Space. A First Offer Notice shall describe the space so offered to Lessee and shall set forth the "First Offer Rent," as that term is defined in Paragraph 60(c) below, and the other economic terms upon which Lessor is willing to lease such space to Lessee.

(b) Procedure for Acceptance. If Lessee wishes to exercise Lessee's right of first offer with respect to the space described in a First Offer Notice, then within ten (10) business days of delivery of such First Offer Notice to Lessee, Lessee shall deliver notice to Lessor of Lessee's intention to exercise its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein. If Lessee does not so notify Lessor within the ten (10) business day period, then Lessor shall be free to lease the space described in such First Offer Notice to anyone to whom Lessor desires on any terms Lessor desires. Notwithstanding anything to the contrary contained herein, Lessee must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Lessor to Lessee and Lessee may not elect to lease only a portion thereof. If Lessee fails to respond to a First Offer Notice within ten (10) business days of delivery thereof, then Lessee's right of first offer as set forth in this Paragraph 59 shall terminate as to the First Offer Space referenced in the First Offer Notice.

(c) First Offer Space Rent. The annual "Rent," as that term is defined in Paragraph 4.1 of the Original Lease, payable by Lessee for the First Offer Space (the "First Offer Rent") shall be equal to Fair Market Rental Rate (as defined in Section 54(b)) for the First Offer Space, pursuant to transactions consummated within the nine (9)-month period preceding the "First Offer Commencement Date," as that term is defined in Paragraph 59(e) below; provided, however, the base rent component of the First Offer Rent on an annual, per rentable square foot basis shall in no event be less than the sum of (i) the Base Rent on an annual, per rentable square foot basis under this Lease as of the First Offer Commencement Date, including all applicable escalations to the Base Rent made or to be made during the Lease Term, and (ii) the amount of Lessee's Share of Common Area Operating Expenses payable by Lessee on an annual, per rentable square foot basis for the Premises immediately prior to the First Offer Commencement Date.

(d) Construction In First Offer Space. Lessee shall accept the First Offer Space in its then existing "as is" condition.

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(e) Amendment to Lease. If Lessee timely exercises Lessee's right to lease First Offer Space as set forth herein, then, within fifteen (15) days thereafter, Lessor and Lessee shall execute an amendment to this Lease for such First Offer Space upon the same non-economic terms and conditions as applicable to the Premises, and upon such economic terms and conditions as set forth in the First Offer Notice therefor and this Paragraph 59. The term of Lessee’s lease of the First Offer Space shall expire concurrently with the term of Lessee’s lease of the initial Premises unless otherwise specified in Lessor’s First Offer Notice.

(f) Termination of Right of First Offer. The rights contained in this Paragraph 59 shall be personal to Original Lessee, and may only be exercised by Original Lessee (and not by any assignee, subtenant or other transferee of this Lease, of Lessee's interest in this Lease, expressly excluding any Permitted Transferee of Lessee) if Original Lessee occupies the entire Premises. The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Lessee to exercise its right of first offer with respect to such First Offer Space as offered by Lessor in accordance with the terms of this Paragraph 59. Lessee shall not have the right to lease First Offer Space, as provided in this Paragraph 59, if, as of the date of the attempted exercise of any right of first offer by Lessee, or as of the scheduled date of delivery of such First Offer Space to Lessee, Lessee is in Breach under this Lease.

60.
Utilities. Commencing on the Commencement Date and continuing during the term of this Lease, Lessee shall pay all utilities consumed in, on, or from the Premises. If any utilities are not separately metered to the Premises, then notwithstanding anything to the contrary contained in the Lease, Lessor's determination in Lessor's reasonable discretion of the portion of such utilities which is attributable to the Premises shall be conclusive between Lessor and Lessee. Under no circumstances shall Lessor be required to pay any utilities which are consumed at the Premises. In the event that Lessee requires additional electrical power or amperage to serve the Premises in connection with the Agreed Use, Lessee shall be responsible, at its sole cost and expense, for obtaining all necessary permits and approvals and performing any and all work required at the Premises, the Building or the Project in order to obtain such additional electrical power and amperage (including, without limitation, the installation of an upgraded electrical panel, upgrades or modifications to the Building's electrical system and/or the installation of an upgraded transformer); provided, however, any such work shall be subject to Lessor's prior written approval and the other applicable provisions of the Lease. All costs, expenses and fees, direct or indirect, arising out of or relating to any upgraded electrical work at the Premises, Building or Project shall be Lessee's sole responsibility.
61.
Ongoing Environmental Project Acknowledgement. Notwithstanding anything to the contrary in the Lease, Lessee and Lessor acknowledge that certain environmental contamination conditions and an ongoing environmental remediation project exist (the “Ongoing Project”) at the property of which the Premises is a part under the direction of a qualified environmental contractor or consultant ("Consultant"). Contamination by parties other than Lessor and Lessee caused the need for the Ongoing Project, currently under the oversight of the state of California (Regional Water Quality Control Board or "Water Board"). Lessee shall have no obligation for any of the costs associated with the Ongoing Project, all of which costs shall be the sole responsibility of others. Lessee shall cooperate with Lessor and Consultant in connection with the Ongoing Project at no out-of-pocket expense to Lessee. In that regard, Lessee acknowledges that Lessor and/or Consultant will be on the Property from time to time in connection with the Ongoing Project and agrees not to do anything to interfere with Consultant or the Ongoing Project. Notwithstanding the foregoing, if Lessor or Consultant deems it necessary or advisable to enter the Premises in connection with the Ongoing Project, they will give Lessee at least forty-eight (48) hours’ prior written notice, except in an emergency in which case they will give Lessee as much notice as reasonably possible under the circumstances. Lessor will use commercially reasonable efforts to minimize interference with Lessee's use of and access to the Premises in connection with the exercise of Lessor’s rights under this Section 61 (provided, however, in no event will Lessor be required to incur overtime or after-hours charges, modify its construction schedule, or otherwise incur increased costs or expenses in connection therewith). Documents relating to the Ongoing Project are available for review at http://geotracker.waterboards.ca.gov.

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62.
Airport Acknowledgement. Lessee acknowledges that: (a) the Premises are located in close proximity to the Santa Barbara Airport and the 101 and 217 freeways, (b) there may be noise and other issues associated with those facilities, and (c) Lessor has disclosed that, according to public reports filed with the County of Santa Barbara and other public agencies, the ambient air levels of various hazardous chemicals, including but not limited to benzene, are at or above established environmental screening levels (“ESLs”) in the area of the Premises (the “Chemicals”). It is generally assumed that the presence of the Chemicals in the ambient air is due to the proximity of the Premises to the airport and/or the freeways and the airplane and automobile traffic associated with them. Lessee also acknowledges that the presence of the Chemicals in the ambient air can result in the presence of such chemicals inside the Premises. Lessee assumes all responsibilities associated with the presence of the Chemicals (including but not limited to Proposition 65 compliance) and the risks associated therewith.
63.
Access. Lessor shall provide Lessee access to the Building and parking areas twenty-four (24) hours per day, seven (7) days per week of the term of this Lease.
64.
Alterations; Removal.

(a) The reference to “one month’s” in the last sentence of Paragraph 7.3(b) of the Original Lease is hereby deleted and replaced with “three months’”. The fourth sentence of Paragraph 7.3(c) of the Original Lease is hereby deleted in its entirety.

(b) Notwithstanding Paragraph 7.4(b) of the Original Lease or any other provision of this Lease to the contrary, Lessee shall have the right, at the time it requests Lessor’s consent to any Alterations or Utility Installations, to make a written request that Lessor notify Lessee whether Lessee shall be obligated, or have the right, to remove the applicable Alteration or Utility Installation at the end of the Lease Term, in which event Lessee shall only be obligated to remove (i) those Alterations and Utility Installations that Lessor notified Lessee in writing at the time Lessor provides its consent that it must remove at the end of the Lease Term, and (ii) those Alterations or Utility Installations that Lessee did not timely seek or did not obtain Lessor’s written consent to leave in place at the end of the Lease Term, and that Lessor ultimately requires Lessee to remove. In the event that Lessor fails to respond to any such written request from Lessee within ten (10) business days, then Lessor will be deemed to have elected to require Lessee to remove the subject Alterations and Utility Installations upon the expiration or earlier termination of this Lease. Further, Lessee shall have no obligation to remove any previously existing improvements or any cabling or conduit existing prior to the date of the Lease.

65.
Force Majeure Events. As used in this Lease, “Force Majeure Events” means and includes those situations beyond either party’s reasonable control, including, without limitation, acts of God, strikes, fire or other casualty, pandemics, governmental orders, and inclement weather. Any time limits, except for payment of Rent and Lessee’s obligation to timely vacate and surrender the Premises upon the expiration or earlier termination of this Lease, required to be met by either party hereunder, whether specifically made subject to Force Majeure Events or not, will be automatically extended by the number of days by which any required performance is delayed due to a Force Majeure Event.
66.
Late Charges. Notwithstanding Paragraph 13.4 or any other provision of this Lease to the contrary, any late charges for any late payment by Lessee of Rent shall not be charged with respect to the first occurrence during any calendar year of the term of this Lease that Lessee fails to make any such payment when due, provided that such payments are made by the date that is five (5) business days after Lessor delivers written notice of any such delinquency to Lessee.

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67.
No Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord or Tenant be liable to the other for any consequential damages, except that the foregoing waiver shall not apply to damages incurred as a result of Tenant’s holdover. Notwithstanding the foregoing, Landlord and Tenant agree and acknowledge that the damages recoverable by Landlord under Section 1951.2 of the California Civil Code (or any similar or successor law) following a default by Tenant under this Lease are not consequential damages and remain recoverable by Landlord notwithstanding the immediately preceding sentence.
68.
Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and court costs, including fees incurred in arbitration, on appeal and any other post-judgment proceeding.
69.
Multiple Parties. Notwithstanding any provision of this Lease to the contrary, if this Lease is executed by more than one person or entity as “Lessor”, each such person or entity shall be jointly and severally liable hereunder.
70.
Inducement Recapture. Paragraph 13.3 of Original Lease is hereby deleted in its entirety.

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IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the first date set forth on this Lease above.

LESSOR:

TOWNSGATE BUSINESS PARK 2, LLC,
a Delaware limited liability company

By:	/s/ David Fradin
Name:	David Fradin
Its:	Manager

MAJESTIC LUNA 2, LLC,
a Delaware limited liability company

By:	/s/ David Fradin
Name:	David Fradin
Its:	CEO

LESSEE:

INOGEN, INC.
a Delaware corporation

By:	/s/ Nabil Shabshab
Name:	Nabil Shabshab
Its:	President and CEO

5127152.1	Signature Page to Addendum

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

EXHIBIT A

PREMISES

First Floor

Second Floor

5127152.1	Exhibit A

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

EXHIBIT B

PROJECT

5127152.1	Exhibit B

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

EXHIBIT C

RULES & REGULATIONS

Lessee shall faithfully observe and comply with the following Rules and Regulations. Lessor shall not be responsible to Lessee for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other Lessees or occupants of the Project.

1. Lessee shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Lessor’s prior written consent. Lessee shall bear the cost of any lock changes or repairs required by Lessee. Six (6) keys will be furnished by Lessor for the Premises, and any additional keys required by Lessee must be obtained from Lessor at a reasonable cost to be established by Lessor.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Lessor reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturday, Sunday and holidays designated by Lessor, all persons who do not present a pass or card key to the Building approved by Lessor. Lessee, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any Lessee, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building or Project may be required to sign the Building register when so doing. After-hours access by Lessee’s authorized employees may be provided by card-key access or other procedures adopted by Lessor from time to time; Lessee shall pay for the costs of all access cards provided to Lessee’s employees (the cost of which is currently $25.00 per card-key) and all replacements thereof for lost, stolen or damaged cards. Access to the Building or Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for access. Lessor and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Building and/or Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Lessee and any expense of said damage or injury shall be borne by Lessee.

5. No oversized furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Lessor, and in such manner, in such specific elevator, and between such hours as shall be designated by Lessor. Lessee shall provide Lessor with not less than twenty-four (24) hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Lessor with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

5127152.1	Exhibit C-1

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

6. Lessor shall have the right and obligation to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of Lessees, in such manner as is customary for comparable building projects in the vicinity of the Project.

7. The requirements of Lessee will be attended to only upon application at the management office of the Project or at such office location designated by Lessor. Employees of Lessor shall not perform any work or do anything outside their regular duties unless under special instructions from Lessor.

8. Lessee shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Lessor or Lessor’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or agents, shall have caused it.

10. Lessee shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Lessor’s consent first had and obtained; provided, however, Lessor’s prior consent shall not be required with respect to Lessee’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Term, Lessee shall repair any holes and other damage to the Premises resulting therefrom).

11. Intentionally Omitted.

12. Lessee shall not use any method of heating or air conditioning other than that which may be supplied by Lessor, without the prior written consent of Lessor.

13. Intentionally Omitted.

14. Lessee shall not bring into or keep within the Project or the Premises any animals (other than service animals), birds or bicycles.

15. No cooking shall be done or permitted by any Lessee on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Lessor and other Lessees.

16. Lessor will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Lessor. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

17. Lessor reserves the right to exclude or expel from the Building and/or Project any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Lessee, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

5127152.1	Exhibit C-2

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

19. Lessee shall not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Lessee shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Lessor shall designate.

21. Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

22. Lessee shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Lessor. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Lessor. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Lessee, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Lessor.

24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

25. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a Lessee (other than vending machine services), other than goods or services which are used by the Lessee only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Lessor reserves the right to prohibit personal goods and services vendors from access to the Building except upon Lessor’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Lessor or other Lessees occasioned by the presence of such vendors or the sale by them of personal goods or services to Lessee or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Lessor may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

26. Lessee must comply with requests by the Lessor concerning the informing of their employees of items of importance to the Lessor.

27. Lessee shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

5127152.1	Exhibit C-3

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

28. Lessee shall comply with the following Roof Rules and Regulations:

28.1 It is the responsibility of Lessee to provide Lessor their vendor’s Certificate of Insurance (“COI”) prior to any work being done on the roof. Lessee shall ensure that the information is kept current, naming the Lessor and its authorized Agent as additional insured. No work can commence until the COI is received and confirmed by Lessor that the information on the COI is correct.

28.2 Any and all work intended to be conducted for Lessee’s HVAC equipment on the Project’s roof must be pre-approved by Lessor and a work schedule shall be provided by Lessee prior to proceeding with said work.

28.3 Lessee is responsible to obtain vendor/contractor’s signature for receipt and acknowledgement of “Roof Access Rules and Regulations for Lessees and their Vendors/Contractors” attached hereto as Schedule 1.

28.4 Access to the roof shall be during normal business days between 8:00 a.m. and 5:00 p.m., Monday through Friday, excluding holidays. For after-hours emergency, Lessee shall contact Lessor using after-hours procedures currently in place.

28.5 Authorized personnel are defined as Lessor’s maintenance employees required to perform operational checks and maintenance on the roof systems or equipment housed on the roof. No vendors or contractors of Lessee will be permitted on the roof unless access has been approved by Lessor.

28.6 Lessees who have work on the roof that results in damage to the roof membrane will be subject to repairs and damages at Lessee’s expense. Typical damage to PVC roof systems includes but are not limited to:

28.6.1 Penetrations into the membrane from careless contractors.

28.6.2 Broken glass, metal bottles, stray nails/screws, sheet metal and other debris.

28.6.3 Careless use of flammables and chemicals.

28.6.4 Improper tools used for clearing debris (use only wooden or plastic shovel or pusher to remove debris). Do not use metal equipment.

28.7 Vendors/contractors are to comply with safe operating procedures at all times when working on the roof systems. Responsibilities include, but are not limited to the following to ensure that personnel:

28.7.1 Sign and adhere to Roof Access Rules and Regulations.

28.7.2 Understand the importance of securing roof access areas and complying with roof security procedures.

28.7.3 Good housekeeping. Keep roofs clear of discarded parts, trash, etc.

28.8 No antenna, aerial, discs, dishes or other such device shall be erected or affixed on the roof system deck or exterior wall of the Premises or on the grounds without prior written consent of Lessor in each instance. Any device so installed without such written consent shall be subject to removal without notice at any time, and Lessee will be subject to the cost of repairs for such removal.

5127152.1	Exhibit C-4

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

28.9 No banners may be anchored to any part of the roof system membrane on either roof deck or parapet walls.

28.10 Lessee is to contact Lessor with twenty-four (24) hours advance notice when Lessee’s vendor/contractor requires access via the Building’s roof hatch to check out a key to the roof hatch padlock. The key may not be duplicated. Lost key(s) and the charge for replacement keys and rekeying shall be charged to Lessee.

29. Lessee shall not leave any vehicle parked overnight either in the open lot or in the parking garage.

Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee or Lessees, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee or Lessees, nor prevent Lessor from thereafter enforcing any such Rules or Regulations against any or all Lessees of the Project. Lessor reserves the right at any time to make reasonable changes to these Rules and Regulations or to rescind any one or more of these Rules and Regulations, or to adopt such other and further reasonable Rules and Regulations as in Lessor’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, the Building and/or the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and Lessees therein. Lessor shall not be responsible to Lessee or to any other person for the nonobservance of the Rules and Regulations by another Lessee or other person. Lessee shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

5127152.1	Exhibit C-5

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

SCHEDULE 1 TO RULES AND REGULATIONS

ROOF ACCESS RULES AND REGULATIONS

FOR VENDORS/CONTRACTORS

The following Roof Access Rules and Regulations are implemented for safety, liability and warranty issues. General contractors, subcontractors, vendors, employees, agents or anyone who is authorized to maintain or repair the equipment on the Project’s roof are required to acknowledge and execute the following:

1.
A current Certificate of Insurance (“COI”) naming the Lessor and Property Manager additional insured, must be received and approved by Property Manager prior to any work being done on the roof.
2.
Access to the roof shall be during normal business days between 8:00 a.m. and 5:00 p.m., Monday through Friday, excluding holidays. For activity before or after-hours for work or emergency, Contractor/Vendor shall contact the Property Manager a minimum of forty-eight (48) prior notice.
3.
Contractor/Vendor is to coordinate with Property Manager with at least forty-eight (48) hours advance notice when vendor/contractor requires a key to the roof hatch padlock to access the Building’s roof hatch (if applicable). Note the following:
a.
Roof keys may not be loaned to another individual for any reason.
b.
The key may not be duplicated.
c.
Lost key(s) and the charge for replacement keys and rekeying shall be charged to Contractor/Vendor.
d.
Roof access hatches must remain locked at all times.
e.
The roof hatches are located in areas that may be occupied by another Lessee. Professional courtesy is required.

4.
No smoking allowed on the roof at any time.
5.
Only activities related directly to approved work may be conducted on the roofs. Tampering with any other existing roof equipment is strictly prohibited.
6.
No one less than eighteen (18) years of age is allowed on any roof.
7.
Unescorted access to roofs will be limited to Lessor’s approved contractors/vendors and Property Manager’s authorized personnel only.
8.
Throwing any objects from the edge of the roof is prohibited.
9.
Never work with your back to the edge of the roof or walk backwards on a roof.
10.
Contractors/vendors must wear proper fall equipment when working within three (3) feet of any section of the roof not protected by a railing.
11.
The use of cranes, lifting or lowering objects from the edge of the roof is prohibited until and unless:
a.
Property Manager has been notified with at least forty-eight (48) hours in advance during normal business days and has approved the work.
b.
The work is performed by trained personnel using proper lifting equipment.
c.
Fall protection measures are in place.

5127152.1	Schedule 1 to Exhibit C
1

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

d.
Ground safety measures are in place.
e.
OSHA rules are being followed at all times.
f.
City of Goleta and the County of Santa Barbara requirements are in place.

12.
Proper protection for the roof membrane must be provided when heavy objects, such as air conditioning units, are to be set on the roof surface.
13.
Loose objects that can blow off the roof must be must be removed.
14.
When crossing firewalls, parapets or expansion joints, exercise caution to prevent “kick holes” in base flashings, movement of metal caps or tearing of expansion joints.
15.
The roof membrane can be slippery when wet. Extreme caution must be used if accessing a roof during inclement weather or under adverse conditions. High wind and lightning can be life threatening on a roof and should be avoided. Limited emergency access during periods of restricted visibility and high moisture will be allowed with the proper safety equipment.
16.
Property Manager must be notified at least twenty-four (24) hours in advance when an open flame or welding is used. Contractor/vendor will be required to refer to the City of Goleta, the County of Santa Barbara, and CAL OSHA Hot Work permit requirements.
17.
If using solvents, paints or any odorous substance, notify Property Manager.
18.
Exercise caution when working with chemicals to prevent spills.
19.
Sharp or pointed objects may not be placed directly on the roof membrane. All equipment must be carefully placed on protective pads or curbs to ensure no damage is done to the roof membrane or roof components.
20.
When equipment is to be moved across the roof, proper protection for the membrane surfaced must be provided. Do not push, pull or drag equipment or tools across the roof.
21.
Check footwear for sharp objects and/or protruding nails.
22.
When on the roof, avoid stepping on roof blisters or other deficiencies. If an object is inadvertently dropped on a blister or it is stepped on, please mark the location and immediately notify Property Manager.
23.
If any disturbance to the roof system or adjacent components should occur, please immediately notify Property Manager.
24.
Vendors are to sweep up upon completion of work using a plastic or wooden broom or plastic shovel (no metal edges) may be used to clean up debris. No debris should be left on the roof including, but not limited to sheet metal screws, nails, wire, scrap metal pieces, containers, obsolete materials and other debris. All equipment no longer in use must be carefully removed from the roof.
25.
All equipment on the roof must be labeled. Please contact Property Manager for the proper labeling instructions.

5127152.1	Schedule 1 to Exhibit C
2

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

26.
If any portion of the roof or roof detail is to be altered for any reason, written authorization must be obtained from Building Management to ensure roof warranties are not voided. Property Manager’s preferred roof vendor will be allowed to perform repairs on the roof. Property Manager will be involved in the coordination of any required roof work.

Please read and understand the Roof Access Rules and Regulations before signing.

I, (print your name) ________________________________, employed by (print your company name) ____________________________________, have read and agree to follow the above-stated Roof Access Rules and Regulations. I understand that failure to follow the Roof Access Rules and Regulations may result in forfeiture of my privilege to access the building roofs. I also understand that approval for roof access may be granted only by Lessor or Property Manager and may be withdrawn for reasonable cause at any time.

By __________________________________

Date ___________________________________

5127152.1	Schedule 1 to Exhibit C
3

DocuSign Envelope ID: 0FF373E1-3F98-4EB7-A6C9-B5DAC2B8E8B9

EXHIBIT D

LESSOR WORK

a.
Install five (5) electrical drops, per Lessee’s specifications. Lessee to provide power specifications required per each electrical drop.
b.
Install one air compressor, per Lessee’s specs. Lessee to provide the compressor. Lessor to provide appropriate housing for compressor at outside of Building or on roof. Lessor to provide CA line stubbed in R&D area.
c.
Remove carpet in designated R&D area (to be identified in an Exhibit) and make such concrete consistent with existing concrete floor areas.
d.
Provide not less than 1600 amps of power to the Premises.
e.
Paint all orange walls and all aqua blue with Inogen Blue.
f.
Provide larger mailbox per Lessee’s reasonable dimensions.
g.
Provide two (2) EV charging stations at Building parking area.

5127152.1	Exhibit D-1